Exhibit 99.4

Universal Food and Beverage
Contact: August J. Liguori
Chief Executive Officer
(630)584-8670 www.ufbv.com

For Immediate Release: June 7, 2006

Universal Food & Beverage Announces Notice of Delisting and Other Matters

Universal Food & Beverage announced today that its symbol (UFBV) has been appended with an “E” modifier effective May 26, 2006 as a result of the Company’s non-compliant filing of its Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2006 and an amendment to its Form 8-K dated February 21, 2006 to file financial statements required in connection with the Company’s acquisition of the Savannah, Georgia plant. The Company’s common stock may be removed from the OTCBB if these Reports are not filed by June 25, 2006, the grace period expiration date as set by OTCBB.

The Company is investigating certain financial activities of Duane N. Martin, the Company’s former CEO and Chairman, during his tenure with the Company. The Company will engage independent certified fraud/forensic auditor to complete its investigation. The Company’s independent auditors, BDO Seidman LLP, has informed the Company that it will not review the Company’s interim financial information for the first quarter of 2006 until the Company completes its aforementioned investigation and the Company has been able to assess the financial impact of the activities under investigation. Until it receives its auditors’ review, the Company will not be able to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Under the terms of the Company’s Series A preferred stock, if the Company’s common stock is suspended from trading on the OTCBB for a five (5) consecutive trading days, the holders of the Series A preferred stock will have the right to require Company to redeem all or a portion of their Series A preferred stock under the terms of the Series A preferred stock. If the Company is required to redeem Series A preferred stock, it will have a material adverse effect on the Company’s financial condition. The Company is developing a business plan for going forward although no assurances can be given that such plan will be acceptable to the preferred shareholders or that they will not exercise their redemption right if it is triggered.

The Company has filed today a Current Report on Form 8-K with the Securities and Exchange Commission on these and other matters.

About Universal Food and Beverage Company

Universal Food and Beverage (“Universal” or the “Company”) is a manufacturer of co-packed, private label and branded beverage products. Universal offers turnkey solutions including the development, manufacturing and distribution of a wide variety of beverage products across several different processes for co-packer and private label customers.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan” and “continue” or similar words. The Company has based these statements on its current expectations about future events. Although it believes that its expectations reflected in or suggested by its forward-looking statements are reasonable, actual results may differ materially from what it currently expects. Important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are described in the Company’s Form 10K-SB/A under “Risk Factors” and include the need for additional financing; acceptance of its products in the marketplace; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; adverse weather conditions; its ability to finance expansion plans and general operating activities; regulatory and legal changes; the effectiveness of its advertising and marketing programs; fluctuations in the cost and availability of raw materials; dependence upon third-party vendors; dependence on key customers; integration of acquisitions; ability to sustain and manage growth; and changes in economic and political conditions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements.